EXHIBIT 10.25
2010 Omnibus Incentive Plan of GeoEye, Inc.

2011 Annual Performance Award Policy

The purpose of this 2011 Performance Award Policy (the “Policy”) is to set forth the performance criteria with respect to the payment of annual cash performance awards (“Performance Awards”) to executives of GeoEye, Inc. (the “Company”) for the Company’s 2011 fiscal year pursuant to the 2010 Omnibus Incentive Plan of GeoEye, Inc. (the “Plan”).

Target Performance Awards

Each executive set forth on Exhibit A (the “Participants”) who remains employed by the Company through December 31, 2011, will be eligible for a Performance Award pursuant to the Plan for the 2011 fiscal year in an amount based on (i) the target percentage of such participant’s base salary set forth on Exhibit A and (ii) the funding of the Performance Award Pool (as defined below) based on the percentage of the revenue and EBITDA targets achieved for the 2011 fiscal year.

Revenue and EBITDA Targets

For the 2011 fiscal year, the revenue target is $382.5 million and the EBITDA target is $190.2 million.  EBITDA is a non-GAAP financial measure as defined and reported in the Company’s quarterly SEC filings.  These targets are derived from the budget submitted to the Board in February 2011.

Performance Award Pool

Annual Performance Awards will be paid to Participants out of a funded pool (the “Performance Award Pool”) equal to the sum of the target Performance Awards for all Participants.  The Performance Award Pool will be adjusted up or down based on actual Company financial performance.

 The funding of the Performance Award Pool is based on the aggregate value of the award targets for the Participants and the percentage of the revenue and EBITDA targets achieved. 25% of each portion of the Performance Award Pool will fund upon achievement of 75% of each of the revenue and EBITDA targets.  An additional 1% of the Performance Award Pool will be funded for every 1% of revenue and EBITDA target achievement between 75% and 100%, and an additional 2% for every 1% of revenue and EBITDA target achievement between 100% and 125%.  Funding will be capped at 200% of individual Performance Award targets upon achieving 125% of both the revenue and EBITDA targets.  The following chart is an example of how the Performance Award Pool may be funded:

Example Performance Award Pool Funding:

	Revenue		EBITDA		Total Perf. AwardPool Funded
Achievmt	% Bonus Funded	$ Bonus Funded	% Bonus Funded	$ Bonus Funded	% Bonus Funded	$ Bonus Funded

< 75%	0%	$0	0%	$0	0%	$0
75%	25%	$477,894	25%	$477,894	50%	$955,788
80%	30%	$573,473	30%	$573,473	60%	$1,146,945
85%	35%	$669,052	35%	$669,052	70%	$1,338,103
90%	40%	$764,630	40%	$764,630	80%	$1,529,261
95%	45%	$860,209	45%	$860,209	90%	$1,720,418
100%	50%	$955,788	50%	$955,788	100%	$1,911,576
105%	60%	$1,146,945	60%	$1,146,945	120%	$2,293,891
110%	70%	$1,338,103	70%	$1,338,103	140%	$2,676,206
115%	80%	$1,529,261	80%	$1,529,261	160%	$3,058,521
120%	90%	$1,720,418	90%	$1,720,418	180%	$3,440,836
125%	100%	$1,911,576	100%	$1,911,576	200%	$3,823,152

Example Participant Award Calculation:

Assume a participant’s base salary is $200,000 and his target Performance Award is 30% of his base salary, or $60,000.  If 75% of each of the revenue and EBITDA targets is achieved, the executive’s actual Performance Award will be 50% of his target Performance Award, or $30,000.  If 100% of each of the revenue and EBITDA targets is achieved, the executive’s actual Performance Award will be 100% of his target Performance Award, or $60,000.  If 125% of each of the revenue and EBITDA targets is achieved, the executive’s actual Performance Award will be 200% of his target Performance Award, or $120,000.

Determination of Performance Awards

The Committee (as defined in the Plan), in its sole discretion, shall determine the extent to which the revenue and EBITDA targets have been achieved, and the amount of the Performance Awards for each executive management Participant for the 2011 fiscal year in accordance with the terms of the Plan. Executive management, in its sole discretion, shall determine the amount of the Performance Awards for all other Participants. In determining the amount of and individual’s award, the Committee and executive management may consider such factors as an individual’s role in the company, level of responsibility, achievement of personal performance goals, and overall performance impact on company performance.

Subject to the terms of the Plan, the Committee has all discretion and authority necessary or appropriate to administer the Plan and the Performance Awards, including, but not limited to, the power to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in the administration of the Plan and the Performance Awards, and all such determinations shall be final and binding upon all Participants and persons having an interest in the Plan.

Exhibit A
PARTICIPANTS
2011 Annual Performance Award Policy as of Plan Approval Date

Position	Name
EXECUTIVE MANAGEMENT
CEO	O'Connell
COO	Schuster
CFO	Greeves
General Counsel	Warren
CTO	O'Toole

SENIOR VICE PRESIDENTS
SVP Marketing	Frazier
SVP Sales	Tully
SVP Product Integration	Wallach

VICE PRESIDENTS
VP CIO	Aleksiev
VP Engineering	Alleyne
VP International Sales	Colombi
VP Legal	Connors
VP Government Affairs	Dinh
VP Business Development	Edmundson
VP Human Resources	Galyean
VP Information Services	Glanzmann
VP Engineering Devel	Helmering
VP Internal Financial Reporting	Housman
MJ General Manager	Leibbrandt
VP Ground Systems	Lipka
VP Finance	Mayr
VP Controller	Montgomery
VP Space Systems Eng.	Morgan
VP Operations	Peterson
VP Financial Systems	Price
VP Investor Relations	Scherago
VP N.A. Sales	Wilt